Exhibit 10.13



          233 South Wacker Drive, Suite 2800
          Chicago, Illinois 60606
          Tel  312-234-2732
          Fax  312-234-3603

Bank of America  N. A.

TO:       Chesapeake Funding LLC (formerly Greyhound Funding LLC)

ATTN:
TEL:
FAX:

FROM:     Bank of America, N.A.
          233 South Wacker Drive - Suite 2800
          Chicago, Illinois  60606
ATTN:

Date:

Our Reference No.

Internal Tracking Nos.

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Chesapeake Funding LLC (formerly Greyhound Funding LLC) and Bank of America, N.A. (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below (the "Agreement").

This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the election of (i) the laws of the State of New York (without reference to conflict of law provisions thereof) as the governing law and (ii) USD as the Termination Currency) on the Trade Date of the Transaction (the "Agreement"). In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction)

     (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

     (ii) Evaluation and Understanding. It is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

     (iii)Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

     In this Confirmation "Party A" means Bank of America, N.A. and "Party B" means Chesapeake Funding LLC.

2. The terms of this Transaction to which this Confirmation relates are as follows:

     Notional Amount:

     Trade Date:

     Effective Date:

     Termination Date:   (       ) , subject to adjustment in accordance with
                         the (Following / Modified Following / Preceding)
                         Business Day Convention

     Amortization:       APPLICABLE  (See Schedule A attached hereto)

     Fixed Amounts:

          Fixed Payer:   Party B

          Fixed Rate Payer
          Payment Dates: ( ), subject to adjustment in  accordance  with the
                         (Following / Modified Following / Preceding) Business Day Convention

          Fixed Amount:

     Floating Amounts:

          Floating Rate
          Payer:         Party A

          Cap Rate:

          Floating Rate Payer Payment
          Dates:         The (    ) of each Month, commencing (    ) and
                         ending on the Termination Date), subject to adjustment in accordance with the (Following / Modified Following/ Preceding) Business Day Convention

          Floating Rate
          for the Initial
          Calculation
          Period:        To Be Set

          Floating Rate
          Option:        USD-LIBOR-BBA

          Designated Maturity: 1 Month

          Spread:

          Floating Rate Day Count
          Fraction:     Actual/360

          Reset Dates:  The first day of each Calculation Period

          Business
          Days:         New York, London

          Calculation
          Agent:        Party A

3.   Recording of Conversations:

     Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

4.   Account Details:

     Payments to Bank of America, N.A.:  USD
     NAME:          BANK OF AMERICA NA
     CITY:          NEW YORK
     ABA #:         026009593
     ATTN:          BOFAUS3N
     NAME:          BANK OF AMERICA NA
     CITY:          CHARLOTTE
     ACCT:          6550219386
     ATTN:          RATE DERIVATIVE SETTLEMENTS
     ATTN:          BOFAUS6SGDS

     Chesapeake Funding LLC

     NAME:          JPMorgan Chase Bank
     CITY:          New York
     ABA #:         021000021
     ATTN:          CHASUS33
     NAME:          General Collection Acct.
     ACCT:          507889037
     ATTN:          Chesapeake Funding LLC

5.   Offices:
     The Office of Party A
     for this Transaction is:           Charlotte, NC

                                        Please send reset notices to fax no.
                                        (312-234-3603)

      The Office of Party B for this
      Transaction is:                   New York

6.   Additional Provisions:        Notwithstanding the terms of Sections 5
                                   and 6 of the Master Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and
                                   (b) Party A shall be entitled to
                                   designate an Early Termination Event
                                   pursuant to Section 6 of the Agreement
                                   only as a result of a Termination Event
                                   set forth in either Section 5(b)(i) or
                                   Section 5(b)(ii) of the Agreement with
                                   respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened
                                   Party. For purposes of the Transaction
                                   to which this Confirmation relates,
                                   Party B's only obligation under Section
                                   2(a)(i) of the Agreement is to pay the
                                   Fixed Amount on the Fixed Rate Payer
                                   Payment Date.

7.   Transfer,                     No transfer, amendment or assignment of this
     Amendment and                 Transaction shall be permitted by either
     Assignment:                   party unless each of Moody's Investor s
                                   Services, Inc. ("Moody's") and Standard &
                                   Poors Ratings Group, a Division of the
                                   McGraw-Hill Companies, Inc. ("S&P") has been provided notice of such transfer, amendment or assignment and confirms in writing
                                   (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the[Insert
                                   Name of Trust].

8.   Proceedings:                  Party A shall not institute against or cause
                                   any other person to institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the [Insert Name of Trust].

9.   Set-off:                      The provisions for Set-off set forth in
                                   Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

10.  Downgrade:                    If a Ratings Event (as defined below) occurs
                                   with respect to Party A, then Party A shall, at its own expense, (i) assign this Transactions hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) and that is approved by Party
                                   B on terms substantially similar to this Confirmation and (ii) deliver collateral, in an amount equal to the Exposure (as defined below), and an executed ISDA Credit Support
                                   Annex (satisfactory to Party B) within thirty
                                   (30) days of such Ratings Event and subject to S&P's and Moody's written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the [Insert Description of Notes Issued under
                                   Trust] (the "Notes"). For avoidance of doubt, a downgrade of the rating on the Notes could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A, if short-term certificates of deposit cease to be rated at least "A-1" by S&P, and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A) such ratings being referred to herein as the "Approved Ratings
                                   Thresholds." Only with respect to such
                                   Ratings Event, "Exposure" shall mean the greater of the following: (i) the mark-to-market value of the Transaction as of the Valuation Date (as such term is defined in the ISDA Credit Support Annex); (ii) the amount of the next payment due under the Transaction and (iii) one percent of the Notional Amount for the respective
                                   Calculation Period.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations fax no. (312) 234-3603.

Yours Sincerely,

Bank of America, N.A.

             DRAFT


Authorized Signatory



Accepted and confirmed as of the date first written:


Chesapeake Funding LLC

By:________________________________

Name:______________________________

Title: _______________________________

Our Reference

                           SCHEDULE A TO CONFIRMATION
                              AMORTIZATION SCHEDULE

                     CALCULATION PERIOD        NOTIONAL AMOUNT